Exhibit 4.1

                       NOTE AND WARRANT PURCHASE AGREEMENT

     This NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of July 14, 2004, is entered into by and among Ramp Corporation, a Delaware corporation (the "Company"), and the purchasers listed on Exhibit A attached hereto (the "Purchasers"), for the issuance and sale to the Purchasers of the Notes and Warrants of the Company, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers and Purchasers shall purchase the Notes and Warrants; and

     WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(2) of the United States Securities Act of 1933, as amended, and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of the Notes and Warrants to be made hereunder.

     NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchasers hereby agree as follows:

     1.   Purchase and Sale of Notes and Warrants.

          (a) Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, convertible promissory notes in the aggregate principal amount of four million, two hundred thousand dollars ($4,200,000) (the "Purchase Price"), bearing interest at a rate of six percent (6%) per annum, in substantially the form attached hereto as Exhibit B (the "Notes"). The outstanding principal amount of the Notes, together with all accrued and unpaid interest, shall be due and payable on or before the Maturity Date (as defined in the Notes) in cash; provided, however, that at any time while the Notes are outstanding and subject to any limitations or other provisions on conversion contained in the Notes, the Purchasers shall have the option to convert the outstanding principal amount of such Notes plus any and all accrued but unpaid interest into such number of shares of common stock of the Company, par value $.001 per share (the "Common Stock"), at a conversion price of thirty cents ($.30) per share, subject to the conversion provisions in the Note; provided, further, however, that, if, at any time following the date hereof while the Notes are outstanding the average closing sale price of the Common Stock for the ten (10) trading days immediately prior to the date of conversion (as determined by the Bloomberg volume weighted average price function), is equal to or greater than forty cents ($0.40) per share, then, subject to any limitations or other provisions on conversion contained in the Notes, the Company shall have the option to convert the outstanding principal amount of such Notes plus any and all accrued but unpaid interest into such number of shares of Common Stock, at a conversion price of thirty cents ($.30) per share.

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          (b)  In   consideration   of  and  in   express   reliance   upon  the
representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and the Purchasers agree to purchase the Notes. The closing under this Agreement (the "Closing") shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

          (c) As an inducement for the purchase of the Notes by the Purchasers, the Company shall issue and deliver to the Purchasers (pro rata in proportion to the Purchase Price paid by each Purchaser) certificates representing warrants (the "Warrants") to purchase shares of the Company's Common Stock (the "Warrant Shares") as follows: (i) Warrants to purchase 9,367,646 shares of Common Stock at an exercise price of forty cents ($0.40) per share, (ii) Warrants to purchase 9,367,646 shares of Common Stock at an exercise price of thirty-five cents ($0.35) per share, (iii) Warrants to purchase 9,367,646 shares of Common Stock at an exercise price of fifteen cents ($0.15) per share and (iv) Warrants to purchase 9,367,646 shares of Common Stock at an exercise price of eleven cents ($0.11) per share.

          (d) On or prior to the Closing Date, each Purchaser shall fund its portion of the Purchase Price into an escrow account maintained by the law offices of Jenkens & Gilchrist Parker Chapin LLP, as escrow agent (the "Escrow Agent"). Upon satisfaction of each of the conditions set forth in Sections 4 and 5 hereof and delivery of the Purchase Price to the Escrow Agent, the Escrow Agent shall promptly wire transfer the escrowed funds to an account designated by the Company pursuant to its written instructions.

          (e) The Company shall authorize and reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of authorized but unissued shares of Common Stock to effect the conversion, if any, of the Notes and the exercise of the Warrants. The shares of Common Stock issuable by the Company upon conversion of the Notes and all accrued but unpaid interest thereon are referred to herein as the "Conversion Shares". The Notes, Conversion Shares, Warrants and Warrant Shares are sometimes collectively referred to herein as the "Securities".

     2. Representations, Warranties and Covenants of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company, with respect solely to itself and not with respect to any other Purchaser:

          (a) If a Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) This Agreement has been duly authorized, validly executed and delivered by each Purchaser and is a valid and binding agreement and obligation of each Purchaser enforceable against such Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and each Purchaser has full power and authority to

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

execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

          (c) Each Purchaser understands that no federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in the Securities. Each Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

          (d) Each Purchaser understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

          (e) Each Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

          (f) Each Purchaser is and will be acquiring the Securities for such Purchaser's own account, and not with a view to any resale or distribution of the Securities in whole or in part, in violation of the Securities Act or any applicable securities laws.

          (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act. Each Purchaser understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

     3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to each Purchaser, and covenants for the benefit of each Purchaser, as follows:

          (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as

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

a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement or the Notes in any material respect.

          (b) The Notes and Warrants have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms of this Agreement, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. The Conversion Shares and Warrant Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (c) Each of the Notes, Warrants and this Agreement (the "Transaction Documents") have been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

          (d) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's articles of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

          (e) The sale and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of each Purchaser's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f) Except for the consent of Hilltop Services Ltd. ("Hilltop") which consent has previously been obtained by the Company in connection with the transactions contemplated by this Agreement and delivered to the Purchasers, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale

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

or issuance of the Notes or the consummation of any other transaction contemplated by this Agreement.

          (g) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. Except as disclosed in the Company's Form 10-KSB for the fiscal year ended December 31, 2003, Form 10-QSB for the fiscal period ended March 31, 2004, or Forms 8-K filed with the Securities and Exchange Commission (collectively, the "SEC Documents"), there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

          (h) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any of the Securities.

          (i) To the Company's knowledge, neither this Agreement nor the Transaction Documents hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (j) The authorized capital stock of the Company and the shares thereof issued and outstanding are set forth in the SEC Documents. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or in the SEC Documents or with respect to Hilltop, as of the date hereof, no shares of the Company's Common Stock are entitled to preemptive rights and there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as set forth in the SEC Documents or with respect to Hilltop, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. True and correct copies of the Company's

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

Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws") are available in the SEC Documents.

          (k) So long as any Notes remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to effect the conversion of the Notes and the issuance of Conversion Shares.

          (l) So long as any Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to effect the exercise of the Warrants and the issuance of the Warrant Shares.

          (m) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

          (n) There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which would materially or substantially change the management, business or assets or of the Company, including its interests in, and ownership of, its subsidiaries, or result in a change to the current composition of the Board of Directors.

     4. Conditions Precedent to the Obligation of the Company to Sell the Notes and Warrants. The obligation hereunder of the Company to issue and sell the Notes to each Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Each Purchaser shall have executed and delivered this Agreement.

          (b) Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

          (c) The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

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

          (d) At the Closing Date, upon receipt of the Transaction Documents, each Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Notes and Warrants.

     5. Conditions Precedent to the Obligation of the Purchasers to Purchase the Notes and Warrants. The obligation hereunder of each Purchaser to acquire and pay for the Notes is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by each Purchaser at any time in its sole discretion.

          (a) The Company shall have executed and delivered the Notes, this Agreement and any other Transaction Document.

          (b) The Company shall have delivered certificates representing the Warrants to the Escrow Agent.

          (c) The Company shall have delivered the Purchase Price to the Escrow Agent.

          (d) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

          (e) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

          (f) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

          (g) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Notes, Warrants or the transactions contemplated thereby or any action taken or to be take pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

          (h) No Material Adverse Effect shall have occurred at or before the Closing Date.

          (i) The Company shall have delivered to the Purchasers the resolutions
of  the  board  of  directors  of  the  Company   authorizing  the  transactions
contemplated by this Agreement.

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

     6. Legend. Each Note, the Warrants, the Conversion Shares and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws): "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR RAMP CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED." The Company agrees to reissue the Notes, and the Company shall reissue certificates representing the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company, describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of its counsel, the registration of the Securities under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of its respective counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days following its receipt of such notice. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

     7. Covenants of the Company. The Company covenants and agrees as follows:

          (a) At all times during the period the Notes are outstanding, the Company shall not, directly or indirectly, make, create, incur, assume or permit to exist any lien, pledge, security interest, or similar charge or encumbrance of any nature in, to or against any part of any asset or property of the Company, or offer, commit or agree to or cause or assist the inception or continuation of any of such lien, without the prior written consent of the Purchasers holding at least a majority of the principal amount of the Notes.

          (b) Commencing for the monthly period beginning August 1, 2004 and at all times during the period any principal amount of the Notes are outstanding, the Company shall not incur aggregate expenses which result in cash expenditures by the Company less actual cash inflows from customer collections and other cash from operations in excess of $550,000 on a

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

monthly basis, without the prior written consent of the Purchasers holding at least a majority of the principal amount of the Notes.

          (c) At all times during the period the Notes are outstanding, the Purchasers holding at least a majority of the principal amount of the Notes shall be entitled to nominate one (1) member to the Board of Directors of the Company, who shall serve on the board until the later of April 15, 2005 or the next annual meeting of stockholders of the Company at which directors are elected. Any board nominee by the Purchasers shall meet the requirements under the definition of independence set forth by the Securities and Exchange Commission and the American Stock Exchange.

          (d) (i) At all times during the period the Notes are outstanding, the Company covenants and agrees that it will not, without the prior written consent of the holders of a majority of the Notes outstanding at the time consent is required, enter into any subsequent offer or sale to, or exchange with (or other type of distribution to), any third party (a "Subsequent Financing"), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including preferred stock, convertible debt securities or warrants (collectively, the "Financing Securities"), and shall not incur any indebtedness, including loans or debts, except for a Permitted Financing. For purposes of this Agreement, "Permitted Financing" shall mean any transaction involving (i) the Company's issuance of any Financing Securities (other than for cash) in connection with a merger, acquisition or consolidation, (ii) the Company's issuance of Financing Securities in connection with strategic license agreements and other partnering agreements so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of Financing Securities in connection with bona fide firm underwritten public offerings of its securities, (iv) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans outstanding on the date hereof,
(v) as a result of the exercise of options or warrants or conversion of convertible notes or preferred stock which are granted or issued as of the date of this Agreement, (vi) the Company's issuance of shares of Common Stock issued as payment of any interest on the Notes, or (vii) any Warrants issued to the Purchasers in connection with the transactions contemplated by this Agreement.


               (ii) Notwithstanding any rights and remedies of the Purchasers as a result of the Company's breach of Section 7(d)(i) above for its failure to obtain prior written consent of the Purchasers, the Company covenants and agrees that if the Company enters into a Subsequent Financing whereby any Financing Securities are issued or issuable by the Company at a price less than $0.25 cents per share (as such price may be adjusted from time to time as a result of any stock split, combination or other recapitalization of the Company's Common Stock) then, in addition to any other rights and remedies available to the Purchasers under this Agreement or under applicable law (i) the Conversion Price (as defined in the Notes) with respect to the principal amount of the Notes plus any accrued but unpaid interest outstanding at the time of the Subsequent Financing shall, without further action by the Purchasers, be automatically adjusted to equal eighty-percent (80%) of the lowest issuance price or conversion price per share for the Financing Securities issued in the Subsequent Financing, and (ii) with respect to the principal amount of the Notes plus any accrued but unpaid interest converted prior to the time of such Subsequent Financing, the Company shall issue additional shares of Common

Stock to each Purchaser in an amount equal to (A) the principal amount of the Note plus any accrued but unpaid interest converted by such Purchaser prior to the time of such Subsequent Financing divided by eighty-percent (80%) of the lowest issuance price or conversion price per share for the Financing Securities issued in such Subsequent Financing, minus (B) the number of shares of Common Stock received by such Purchaser pursuant to all conversions of its Note prior to the time of such Subsequent Financing.

     8. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided, however, that the Company shall pay (i) all actual attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers up to $15,000 in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes and the transactions contemplated thereunder, which payment shall be made at Closing; (ii) the costs of any amendments, modifications or waivers of this Agreement, the Notes or any other Transaction Document; and (iii) any consulting or other fees payable to Redwood Capital Partners, L.P., or any other consultant or advisor to the Company, as a result of the transactions contemplated by this Agreement.

     9.   Indemnification.

          (a) The Company hereby agrees to indemnify and hold harmless each Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

          (b) Each Purchaser severally but not jointly hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by a Purchaser in this Agreement.

     10. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

     11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 16), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                           (a) if to the Company:

                               Ramp Corporation
                               33 Maiden Lane
                               New York, New York 10038
                               Attn:  President
                               Telephone No.: (212) 440-1500
                               Facsimile No.: (212) 480-4962

                               with a copy to:

                               Jenkens & Gilchrist Parker Chapin LLP
                               The Chrysler Building
                               405 Lexington Avenue
                               New York, New York 10174
                               Attention:  Martin Eric Weisberg, Esq.
                               Tel. No.: (212) 704-6000
                               Fax No.:  (212) 704-6288

                           (b) if to the Purchasers:

                               At the address of such Purchaser set forth on Exhibit A to this Agreement.

                               with a copy to:

                               Krieger & Prager LLP
                               39 Broadway, Suite 1440
                               New York, New York 10006
                               Attn:  Samuel M. Krieger, Esq.
                               Telephone No.: (212) 363-2900
                               Facsimile No.: (212) 363-2999

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

     12. Entire Agreement. This Agreement, the Notes, the Warrants and any other Transaction Document constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

     13. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


                                      RAMP CORPORATION



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      COTTONWOOD LTD



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      WILLOW BEND MANAGEMENT LTD



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT A
                                   PURCHASERS


    Names and Addresses           Dollar Amount   Aggregate Principal    Aggregate No. of
       of Purchasers              of Investment      Amount of Note       Warrant Shares
       -------------              -------------      --------------       --------------
Cottonwood Ltd                      $2,100,000          $2,100,000          18,735,292
Willow Bend Management Ltd          $2,100,000          $2,100,000          18,735,292

                                    EXHIBIT B
                                  FORM OF NOTE